Exhibit 99.1

IA GLOBAL ANNOUNCES REVENUES OF $18.5-$19.0 MILLION FOR THE THREE MONTHS ENDED JUNE 30, 2008

SAN FRANCISCO, CA August 14, 2008/Business Wire/

IA Global, Inc. (Amex: IAO) announced today that it will file its Form 10-Q for the three months ended June 30, 2008 on August 19, 2008. The company expects revenues for the three months ended June 30, 2008 to be $18.5 million to $19.0 million, which is an increase of $13 million to $13.5 million over the prior year actual of $5.5 million and within the guidance of $18- $20 million that was announced on June 24, 2008. A press release detailing the company’s financial results and first quarter accomplishments will be made on August 20, 2008.

About IA Global, Inc.

IA Global, Inc. (“IA Global”) is a broadly based Services Company with a dedicated focus on growth of existing business, together with expansion through mergers and acquisitions in the Pacific Rim region. Our mission is to identify and invest in business opportunities, apply our skills and resources to nurture and enhance the performance of those businesses across key business metrics, and to deliver accelerating shareholder value.

To realize this plan, the Company is actively expanding investments in the business process outsourcing (which includes human resources elements necessary to recruit and train the very large numbers of people), B2B and financial services sectors. These sectors demonstrate long-term growth prospects in which we, by applying our skills and resources can add significant value to our investments. Beyond Japan, the Company is expanding its reach to encompass, the Philippines, Hong Kong/China, Singapore, and India and the outstanding growth opportunities and synergies these markets present.

In Japan, IA Global is 100% owner of Global Hotline, Inc., a Business Process Outsourcing organization, operating several major call centers providing outbound telemarketing services for telecommunications and insurance products. Since our acquisition of Global Hotline in June 2005, this business has expanded rapidly with the signing of significant multi-year contracts with major corporations.

In the Asia Pacific region, IA Global is the 100% owner of Asia Premier Executive Suites Inc. and Shift Resources Inc., companies who have now been merged into a single Business Processing Outsourcing organization named Global Hotline Philippines Inc. The Company has equity investments of 25.0% in GPlus Media Co Ltd, 20.25% in Slate Consulting Co Ltd, 36.0% in Australian Secured Financial Limited and 20% in Taicom Securities Co., Ltd.

For further information, contact:

Investor Relations

IA Global, Inc.

101 California Street, Suite 2450

San Francisco, CA 94111

415-946-8828 (t)

415-946-8801 (f)

ir@iaglobalinc.com

www.iaglobalinc.com

““Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. The comments concerning the profitability, revenue and revenue growth, target markets and sectors, the Asia Global B2B strategy and the potential IPO status are forward looking statements. Actual results could differ materially from those projected in the forward-looking statements, as a result of either the matters set forth or incorporated in this report generally or certain economic and business factors, some of which may be beyond the control of IA Global. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital to support our operations and projections of revenues and profitability. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.